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                                                                    EXHIBIT 10.4

                           SECOND AMENDED AND RESTATED
                            DISTRIBUTORSHIP AGREEMENT


         THIS SECOND AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT, effective as of March 31, 1998 (as amended, modified or supplemented from time to time, the "Agreement"), by and between EMCORE CORPORATION, a corporation duly organized and existing under the laws of New Jersey, having its principal place of business at 394 Elizabeth Avenue, Somerset, New Jersey 08873 ("Emcore"), and HAKUTO CO. LTD., a corporation duly organized and existing under the laws of Japan, having its principal place of business at 1-13, Shinjuku, 1-chome, Shinjuku-ku, Tokyo 160, Japan ("Hakuto"), amends, restates, replaces and supersedes that certain Amended and Restated Distributorship Agreement, dated as of January 20, 1998, retroactively effective as of July 12, 1995, by and between Emcore and Hakuto (the "Amended Distributorship Agreement").

                              W I T N E S S E T H:

         WHEREAS, Emcore is engaged in the business of manufacturing technical and industrial products; and

         WHEREAS, Hakuto is engaged in the business of, among other things, marketing and selling products throughout the world; and

         WHEREAS, the parties heretofore entered into the Amended and Restated Distributorship Agreement pursuant to which Hakuto distributed certain Emcore products in defined markets, and the parties desire to revise the terms of the Amended and Restated Distributorship Agreement in accordance with which revised terms Hakuto will continue to serve as Emcore's distributor.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Emcore and Hakuto do hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "CHANGE OF CONTROL" means: (1) the acquisition by any party, or any group acting in concert (other than a group consisting exclusively of current directors and/or officers of




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Emcore), of 50% or more of the issued and outstanding capital stock of Emcore;
or (2) the sale by Emcore of assets that significantly reduces Emcore's ability to produce Mode Items, Pegasus Items or E2M Items.

                  "EQUIPMENT" means any or all items listed in Part 1 of Exhibit A attached hereto and made a part hereof, including all Modifications and Improvements thereto.

                  "E2M ITEMS" means any or all items listed in Part 2 of Exhibit A attached hereto and made a part hereof, including all Modifications and Improvements thereto.

                  "MODE ITEMS" means any or all items listed in Part 3 of Exhibit A attached hereto and made a part hereof, including all Modifications and Improvements thereto.

                  "MODIFICATION" AND "IMPROVEMENT" means any and all alterations, whether patentable or not, or copyrightable or not, to the Products or the name or designation thereof, or of the method of manufacture, design, construction, installation, maintenance or sale of products.

                  "NEW CONTROL PARTY" means any party that acquires 50% or more of the outstanding capital stock of Emcore in a Change of Control, or any party that acquires assets of Emcore in a Change of Control.

                  "NON-JAPAN AGREEMENTS" means, collectively, the Amended and Restated Distributorship Agreement, dated as of March 31, 1998, by and between Emcore and S&T Enterprises Ltd., a Hong Kong company, and the Amended and Restated Distributorship Agreement, dated as of January 20, 1998, by and between Emcore and S&T Enterprises (Singapore) Pte. Ltd., a Singapore company.

                  "PEGASUS ITEMS" means any or all items listed in Part 4 of Exhibit A attached hereto and made a part hereof, including all Modifications and Improvements thereto.





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[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.

                  "PRODUCTS" means, collectively, Equipment, Mode Items, Pegasus Items and E2M Items.

                  [*]

                  "TERRITORY" means the country of Japan, provided, however, if Hakuto develops a business prospect or prospective customer in the Philippines, Hakuto shall advise Emcore forthwith of such business prospect and request that the Philippines be made a part of Hakuto's exclusive territory. Upon receipt of such request, Emcore shall give first priority to Hakuto to act as Emcore's exclusive distributor in the Philippines, and the Philippines shall thereupon be added to this Agreement as part of the Territory.

2.       EXCLUSIVE DISTRIBUTORSHIP.

         2.1 APPOINTMENT AND ACCEPTANCE. Emcore hereby appoints Hakuto as the sole and exclusive distributor of the Products in the Territory and Hakuto accepts such appointment, all in accordance with the terms and conditions set forth in this Agreement. Without limiting the foregoing, Emcore shall refer to
Hakuto: (1) all inquiries concerning the Products from parties in the Territory or parties outside the Territory who may deliver, or cause to be delivered, Products in the Territory; and (2) orders for Products from customers or potential customers in the Territory, or orders originating outside the Territory that may require intermediate or ultimate delivery or use of Products in the Territory. During the term of this Agreement, Emcore shall not appoint or designate, directly or indirectly, any distributor of the Products in the Territory other than Hakuto and shall not itself, directly or indirectly, sell any of the Products in the Territory.

         2.2 COMPENSATION TO HAKUTO. As indicated in SECTION 2.7 of this Agreement, the relationship between Emcore and Hakuto is that of seller and purchaser, respectively, and Hakuto





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[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.



shall be compensated for Hakuto's ultimate sale of the Products to Hakuto's customers through [*]; provided, however, that, given the global market and expected competitive pressures on the prices of the Products in the Territory, from time to time Hakuto and Emcore shall consult regarding the pricing of the Products, and, to the extent that Hakuto cannot be compensated to Hakuto's satisfaction by the [*], Hakuto shall receive, for all sales of Mode Items, E2M Items and Pegasus Items in the Territory, at least [*] of the total amount invoiced to Hakuto's customer in connection with any such sale. Without limiting the foregoing, Emcore shall pay to Hakuto [*] of the total invoice amount in connection with all sales outside the Territory of Mode Items, Pegasus Items and E2M Items that are designed in the Territory but produced or further designed outside the Territory and the territories specified in the Non-Japan Agreements.

         2.3 LICENSE ROYALTY FEES. Emcore shall promptly pay to Hakuto [*] of all license royalties, fees and other compensation accruing, directly or indirectly, to or received by Emcore in connection with Emcore's technology sharing arrangements (including, but not limited to, licensing and leasing) of Mode Items: (1) in the Territory or (2) to any customer procured by Hakuto but relating to arrangements outside of the Territory and the territories specified in the Non-Japan Agreements (the "Licensing Royalty Fee").

         2.4 REVIEW OF COMPENSATION AND LICENSING ROYALTY FEE. Hakuto and Emcore shall: (1) review compensation and Licensing Royalty Fee on the second anniversary of the effective date of this Agreement and on every other anniversary date thereafter; and (2) alter such compensation and Licensing Royalty Fee, if agreed to by both Hakuto and Emcore.

         2.5 FEES PAYABLE TO EMCORE. In consideration of the distribution rights granted by Emcore to Hakuto in this Agreement and in the Non-Japan Agreements, Hakuto shall pay to Emcore [*] as follows: (1) [*] upon execution of this Agreement; and (2) an additional [*] will be due in four equal installments, such installments equaling [*] for each [*] in sales orders (for



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which Hakuto and any of its affiliates under the Non-Japan Agreements is compensated hereunder) for Mode Items, Pegasus Items and E2M Items generated in the Territory or in the territories specified in the Non-Japan Agreements.

         2.6 BEST EFFORTS. Hakuto shall exert its best efforts to sell the Products in the Territory. Specifically, and not in limitation hereof, if Emcore, based on its independent market research, believes that certain of the Products should be targeted to specific customers in the Territory, Emcore shall convey its findings to Hakuto forthwith, whereupon Hakuto shall promptly exert its full and best efforts to address these markets and Hakuto will confer with Emcore regarding the best marketing strategies to promote sales of the Products, and Hakuto will otherwise fully coordinate its sales efforts with Emcore. Hakuto shall not market, distribute, sell or advertise for sale within the Territory any products that are competitive with the Products.

         2.7 NO AGENCY. The relationship between Emcore and Hakuto shall not be that of a principal and agent, but shall be that of a seller and purchaser, each acting as an independent contractor. Neither Hakuto nor Emcore shall have the right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or obligation of any kind, express or implied, in the name of or on behalf of the other party.

         2.8 SUBDISTRIBUTORS. Hakuto shall not appoint any subdistributor or subagent to perform any of its obligations under this Agreement without the prior written consent of Emcore. Nothing herein, however, shall prohibit Hakuto from assigning certain parts of the Territory, or certain customers in the Territory, to its subsidiaries and affiliates. If Hakuto makes any such assignment to a subsidiary or affiliate, Hakuto and Emcore shall nevertheless be responsible for the obligations created hereunder.

         2.9 MARKETING. Notwithstanding the exclusive sales rights granted to Hakuto, Emcore may at its own expense and from time to time dispatch to the Territory its personnel to engage in market research, Product promotion, and other marketing activities, provided that all such activities shall at all times be coordinated with Hakuto, conducted with full disclosure to and knowledge of Hakuto, and provided further that any potential sale of any Products resulting from





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[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.

such activities of Emcore shall be referred to and channeled exclusively through Hakuto, pursuant to the terms of this Agreement.

         2.10 PRODUCT MODIFICATION, IMPROVEMENT AND DISCONTINUANCE. Emcore shall have the right to make Modifications and Improvements, and to discontinue production of any or all of the Products in its sole discretion, provided, that:
(1) Emcore shall give Hakuto not less than ninety (90) days' notice prior to the discontinuance, Modification or Improvement of any Product; and (2) any Modification or Improvement by Emcore of any Product shall be deemed to be added to Exhibit A hereto by reference.

3.       ORDERS AND PRICE TERMS.

         3.1 PRODUCTS. Hakuto may submit to Emcore from time to time requests for quotations with respect to any Products. Each such request for a quotation shall identify Hakuto's prospective customer and shall set forth detailed specifications for the Products required, including all optional features. Emcore may respond to any such request by submitting a quotation on Emcore's standard form setting forth the sales price to Hakuto for such Products.

         3.2 EQUIPMENT; AND EQUIPMENT SPARE PARTS. At Hakuto's specific request, Emcore will include in its quotations for Equipment: (1) a firm price for Emcore's installation or assistance in installing the Equipment; and/or (2) a firm price for Emcore's assistance in the start-up of the Equipment and a demonstration of basic material specifications, provided that, in each case, such request contains sufficiently detailed information regarding the nature of the installation or assistance required or the material specifications to be demonstrated. Hakuto may submit to Emcore from time to time purchase orders with respect to spare parts or components included as Equipment under this Agreement ("Spare Parts"), setting forth the quantity and desired delivery date of such Spare Parts. The price for any Spare Part shall be [*]. Emcore reserves the right to






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[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.

change its Spare Parts price list from time to time upon not less than ninety
(90) days' prior written notice to Hakuto.

         3.3 OTHER TERMS. The terms and conditions on purchase orders issued by Hakuto and quotations issued by Emcore shall be deemed to be a part of this Agreement as a supplement hereto, provided that any provision in such purchase order or quotation which is inconsistent with or contrary to the provisions of this Agreement shall be deemed to be deleted from the purchase order or quotation and of no force or effect unless the parties shall have specifically agreed in writing that said provision in the purchase order or provision is intended to supersede the inconsistent provision of this Agreement, in which case the provisions of the purchase order or quotation shall prevail solely with respect to such purchase order. All prices quoted by Emcore shall be F.O.B. Emcore's plant in Somerset, New Jersey or, in the case of Mode Items, F.O.B. Emcore's plant in Albuquerque, New Mexico. The quotations issued by Emcore for Products shall be valid for not less than ninety (90) days (unless otherwise specified in writing by Emcore). To be effective, all purchase orders must be accepted in writing by Emcore at its plant in Somerset, New Jersey.

4.       PAYMENT TERMS.

         4.1 EQUIPMENT. Hakuto shall pay for Equipment purchased under this Agreement as follows: [*] either (a) not later than one hundred eighty (180) days prior to the scheduled delivery date of the Equipment, or (b) within thirty
(30) days after issuance of Hakuto's purchase order or Hakuto's letter of intent if delivery of the Equipment is scheduled thereafter sooner than one hundred eighty (180) days after the date of the purchase order or letter of intent. Any payment accompanying a letter of intent shall be refundable to Hakuto in the event that the anticipated purchase order is not issued by reason of the customer's change of plans or the








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[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.

customer's other business decision; and (2) [*] after shipment of the Equipment by Emcore and delivery of a bill of a lading evidencing such shipment.

         4.2 SPARE PARTS. Hakuto shall remit payment in full to Emcore for all Spare Parts purchased under this Agreement within thirty (30) days after shipment by Hakuto to Hakuto's customer.

         4.3 MODE ITEMS; PEGASUS ITEMS; E2M ITEMS. Hakuto shall remit payment in full to Emcore for all Mode Items, Pegasus Items and E2M Items purchased under this Agreement within sixty (60) days after delivery to Hakuto.

         4.4 NO ADJUSTMENTS OR DEDUCTIONS. All payments for Products shall be in U.S. dollars without adjustment for any currency exchange or conversion rate changes and without deduction for any taxes at any time levied by any governmental authority.

5.       SHIPMENT.

         5.1 TAXES AND COSTS. All Products shall be shipped via carrier designated in the purchase order, F.O.B. Emcore's plant in Somerset, New Jersey or, in the case of Mode Items, F.O.B. Emcore's plant in Albuquerque, New Mexico. Hakuto shall bear and pay for all taxes of any nature (except for taxes assessed upon or due in connection with Emcore's income) imposed by any taxing authority after delivery to the carrier at the F.O.B. point. Hakuto shall also bear and pay for all charges for freight, shipping, consular fees, customs duties, and all costs and expenses incurred after delivery of the Products to the carrier at the F.O.B. point. Hakuto shall bear all risk of loss or damage to the Products after delivery to the carrier at the F.O.B. point.




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         5.2 SHIPPING DATES. Shipping dates, even though accepted by Emcore, shall be understood only as best estimates. Emcore shall attempt to respect all shipping dates, but, except as set provided in SECTION 7.5, shall not be liable to Hakuto for damages arising from any delay in shipment or delivery, however caused, except as otherwise expressly agreed by Emcore in writing on a case-by-case basis. If Emcore experiences shipping or production delays, Emcore shall not allocate Products to parties other than Hakuto, unless Hakuto is allocated Products on a pro-rata basis with such other parties.

         5.3 SHORTAGE OR DEFECT. Except as provided in SECTION 7.5, Emcore shall not be liable for any obvious shortage of Products or for any patently obvious defect in Products discoverable by visual inspection with respect to any shipment received by Hakuto, unless Hakuto notifies Emcore in writing of such obvious shortage or patently obvious defect, prior to the earlier to occur of:
(1) the expiration of sixty (60) days after receipt of such shipment by Hakuto; or (2) the expiration of twenty (20) days after Hakuto ships such Products to Hakuto's customer. Upon receipt of such notice, together with evidence that such obvious shortage or patently obvious defect exists, and subject to the provisions of SECTION 7.5, Emcore reserves the right, at its election, to replace Products found to be defective or short in quantity, to issue a credit to Hakuto for the prorated invoice amount relating to such shortage or defect, or to repair Products found to be defective, all such remedial action to be taken by Emcore promptly without material adverse effect upon Hakuto or its customer.

6.       EQUIPMENT INSTALLATION AND SERVICE.

         6.1 GENERAL. Except as set forth below with respect to warranty service, and except as provided in SECTION 7.5 and otherwise expressly provided in quotations for Equipment issued by Emcore, Hakuto shall be responsible at its own expense for the installation and service of all Equipment purchased under this Agreement. Hakuto shall maintain trained personnel and shall purchase and maintain an inventory of Spare Parts sufficient in volume and assortment to promptly and efficiently perform necessary installation and service functions for all Equipment in the Territory. Hakuto shall give due consideration to Emcore's suggested minimum inventories for various Spare Parts.





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[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.


         6.2 INITIAL AND POST-INSTALLATION SERVICE FEES. Emcore shall make certain personnel available to assist Hakuto in the initial installation of Equipment at the customer's facility as well as in servicing Equipment after installation until such time as Hakuto personnel are fully trained and are capable, in Emcore's reasonable judgment, to perform such functions. The costs of initial installation shall be borne by Emcore (i.e., included in the sale price of the Equipment) unless other fee arrangements are agreed between Emcore and Hakuto on a specific transaction. Hakuto shall pay Emcore for post-installation servicing at the rate of [*] per person per day for field service engineers and [*] per person per day for material process engineers, plus travel and living expenses. Said reimbursement rates are based on the U.S. Consumer Price Index in effect on the effective date of this Agreement and shall be subject to adjustment on an annual basis to conform to any increase or decrease in said U.S. Consumer Price Index as of each anniversary date of this Agreement.

7.       WARRANTY, INSURANCE AND INDEMNIFICATION.

         7.1      WARRANTIES RELATING TO EQUIPMENT.

                  7.1.1 MATERIAL AND QUALITY. Subject to the disclaimers, limitations and exclusions set forth below, and subject to the provisions of SECTIONS 7.5 and 10.5, Emcore warrants to Hakuto and to the end user customer of the Equipment that the Equipment shall be free from defects in design, materials and quality. This warranty shall become effective upon delivery of the Equipment to the end user customer of Hakuto, and shall extend for a period of one (1) year from the date of acceptance of the Equipment by the end user customer. Hakuto shall notify Emcore from time to time of the installation completion and customer acceptance date of Equipment. With respect to any non-conforming Products as to which Emcore shall have received notification of such non-








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         conformance within twenty (20) days after discovery of same, Emcore shall, subject to the provisions of SECTIONS 7.5 and 10.5, at its election repair the same or provide a replacement Product at no cost to Hakuto or the end user. Subject to SECTIONS 7.5 and 10.5, Emcore shall not be liable for the cost of any labor or transportation charges incurred in the repair or replacement of any non-conforming Products, other than: (1) labor costs incurred by Emcore for Product repairs performed in the United States; (2) cost of transportation incurred by Emcore in the United States; and (3) upon Emcore's express written instructions only, costs of transportation by Hakuto to Emcore of Products to be repaired by Emcore in the United States.

                  7.1.2 WARRANTY AS TO SPECIFICATIONS. Emcore warrants that all Products shall conform to the published specifications of Emcore or the specifications of an end user customer approved and accepted by Emcore. With respect to any non-conforming Product under this warranty, Emcore shall perform all necessary re-engineering, rework or other procedures necessary to conform the Product to the agreed specifications. Specifically, Emcore shall be responsible for labor, travel and living costs of Emcore personnel whether incurred in the United States or in Japan.

                  7.1.3 EXCLUSIONS AND DISCLAIMER. Emcore's warranties set forth in SECTIONS 7.1.1 and 7.1.2 do not apply to expendable items, including those items listed in Exhibit B attached hereto. Also excluded from Emcore's foregoing warranties are any components identified by Emcore to Hakuto as being the subject of manufacturer's or licensor's warranties, which warranties shall be deemed assigned to Hakuto at the time title to the goods passes to Hakuto. With respect to all such components, subject to the provisions of SECTIONS 7.5 and 10.5, Hakuto's remedy shall be limited to the warranty and remedy provided by the manufacturer or the licensor of said components, and Emcore's liability obligation shall be limited to the exercise of its best efforts to assist Hakuto in obtaining the benefit of such manufacturer's or licensor's warranties. The foregoing limitation with respect to components shall not apply to Emcore manufactured or designed components.








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                  THE FOREGOING IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES,
         EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND, SUBJECT TO THE PROVISIONS OF SECTIONS 7.5 AND 10.5, SHALL CONSTITUTE THE SOLE REMEDY OF HAKUTO AND LIABILITY OF EMCORE WITH RESPECT TO ANY PRODUCTS DELIVERED PURSUANT TO THIS AGREEMENT. EXCEPT AS PROVIDED IN SECTIONS 7.5 AND 10.5, IN NO
         EVENT SHALL EMCORE BE LIABLE FOR DAMAGES OF ANY KIND OR NATURE
         RESULTING FROM IMPROPER OR NEGLIGENT USE OR OPERATION OF PRODUCTS, IMPROPER PREVENTATIVE MAINTENANCE, MODIFICATIONS FROM THE ORIGINAL SYSTEM CONFIGURATION OR REPAIR BY PERSONNEL OTHER THAN THOSE IN THE EMPLOY OF EMCORE, OR THOSE IN THE EMPLOY OF HAKUTO WHO HAVE BEEN
         TRAINED AND APPROVED BY EMCORE. EXCEPT AS PROVIDED IN SECTIONS 7.5 AND 10.5, IN NO EVENT SHALL EMCORE BE LIABLE FOR CONSEQUENTIAL DAMAGES, ANTICIPATED OR LOST PROFITS, INCIDENTAL DAMAGES OR LOSS OF TIME OR
         OTHER LOSSES OR EXPENSES INCURRED BY HAKUTO OR ANY END USER CUSTOMER, DIRECTLY OR INDIRECTLY, IN CONNECTION WITH THE SALE, HANDLING OR USE OF THE PRODUCTS COVERED BY EMCORE'S WARRANTY.

         7.2      WARRANTIES RELATING TO MODE ITEMS, PEGASUS ITEMS AND E2M
                  ITEMS.

                  7.2.1 MATERIAL, QUALITY AND SPECIFICATIONS. Subject to the provisions of SECTIONS 7.5 and 10.5, Emcore warrants to Hakuto and to the end user customer that for a period beginning upon delivery of the Applied Products to Hakuto or to the end user customer and continuing until the date one (1) year from the date of acceptance by the end user customer that any Applied Products delivered to Hakuto or the end user customer shall be free from defects in material, workmanship and quality and shall meet the specifications set forth in its specifications sheets or specifications as agreed formally with




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         the end user customer or as mutually agreed by Emcore and Hakuto from time to time hereafter.

                  7.2.2 EXCLUSIONS AND DISCLAIMER. THE EXPRESS WARRANTY GRANTED ABOVE SHALL EXTEND DIRECTLY TO AUTHORIZED DISTRIBUTORS AND, EXCEPT AS PROVIDED IN SECTIONS 7.5 AND 10.5, IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. Except as provided in SECTION 7.5 and 10.5, Emcore will be liable under this warranty only for replacement of the defective Product or, at the option of Hakuto or the customer, credit of the Customer Price of the defective Product.

         7.3 SPARE PARTS CONSIGNMENT INVENTORY. Emcore shall be responsible for supplying all Spare Parts necessary to satisfy Emcore's obligations under the foregoing warranties, and Hakuto shall be responsible for supplying all installation or service relating to the warranty program except as otherwise provided in SECTIONS 7.1.1 and 7.1.2 with respect to specification non-conformance. Emcore agrees to maintain with Hakuto, at such location in the Territory as Hakuto may designate, a consignment inventory of Spare Parts ("Consignment Inventory") determined by Emcore to be reasonably necessary for the prompt and efficient delivery of warranty service. Hakuto agrees to provide to Emcore periodic reports setting forth: (1) with respect to all warranty claims made during such month, the identity of the end user, the nature of the claim, the service provided and the Spare Parts used, if any, in providing such service; and (2) the current levels of all Spare Parts comprising the Consignment Inventory.

         7.4 INSURANCE. Emcore shall maintain in force during the term of this Agreement, and for a period of five (5) years thereafter, product liability insurance based on an occurrence basis rather than a claims made basis, with respect to the Products, in an amount not less than Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence. Such insurance policies shall name Hakuto as an additional insured, or shall contain coverage protecting Hakuto as a vendor of the Products. Emcore shall furnish Hakuto with properly executed Certificates of Insurance. Such insurance policies shall include the obligation of the








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insurer to notify Hakuto, not less than thirty (30) days in advance, of any reduction, non-renewal or cancellation of the foregoing insurance. In the event that Emcore fails to purchase or maintain in force the above insurance, Hakuto may purchase such insurance on Emcore's account, and at Emcore's expense, and nothing herein shall waive Emcore's obligation to purchase and maintain such insurance.

         7.5 INDEMNIFICATION. Emcore shall indemnify and, at its own expense and with diligence, defend and hold Hakuto, its subsidiaries and affiliates, and their respective customers, free and harmless from and against any and all claims, losses, damages, suits, causes of action, obligations and/or liabilities (and against all associated costs and expenses, including, without limitation, reasonable attorneys' fees and costs of litigation) whenever and wherever they may occur, arising directly or indirectly from the sale or use of the Products, provided, however, Emcore's obligation to indemnify Hakuto under this paragraph shall not extend to any claims, losses, damages, suits, causes of action, obligations and/or liabilities arising out of the gross negligence or intentional wrongful conduct of the claimant.

8.       OBLIGATIONS OF HAKUTO.

         8.1 GENERAL OBLIGATIONS. In addition to and not in limitation of any other obligations of Hakuto under this Agreement, Hakuto shall, at its own expense unless otherwise expressly provided herein:

                  8.1.1 exert its best efforts to vigorously promote the sale of the Products in the Territory and to develop a market demand for the Products in the Territory;

                  8.1.2 advertise the Products throughout the Territory in appropriate advertising media and in a manner insuring proper and adequate publicity for the Products, provided that Emcore shall be given the opportunity to review and approve all advertising prior to release by Hakuto;







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                                            ------------------------------------


                  8.1.3 prepare for Emcore's review and approval, and update not less than quarterly, a detailed marketing plan for the sale of the Products in the Territory;

                  8.1.4 establish and maintain within the Territory adequate business locations, including suitable facilities for the display, care and storage of the Products and provide adequate insurance against loss;

                  8.1.5 maintain within the Territory an inventory of Spare Parts (in addition to the Consignment Inventory) sufficient to meet expected demands for service and upgrading of the Equipment in the Territory;

                  8.1.6 maintain a trained technical sales force and sufficient other personnel qualified to promote, install and service the Equipment in the Territory and send appropriate personnel to Emcore for one week training on an annual basis;

                  8.1.7 offer the Products for sale (including all advertising and promotional activities) under the Emcore trademark as manufacturer and Hakuto's trademark as distributor;

                  8.1.8 assume full responsibility for the installation of the Equipment, and the warranty and post-warranty service and maintenance of the Equipment, in the Territory;

                  8.1.9 translate and prepare promotional and technical literature for use in the Territory;

                  8.1.10 obtain all import and regulatory approvals necessary for the promotion and sale of the Products in the Territory, supply Emcore with necessary customer import certificates, and otherwise advise and assist Emcore in

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------

                           complying with U.S. regulations and with regulations and customs applicable in the Territory;

                  8.1.11 provide Emcore with periodic reports (but not less often than quarterly) in form and substance reasonably satisfactory to Emcore, setting forth detailed information for such period regarding sales, quotations, promotional efforts made, advertising, resale prices, competitors, activities in the Territory, installation and service activities performed, customer complaints, business trends and any other information likely to assist Emcore in evaluating the performance of Hakuto in the Territory;

                  8.1.12 establish and maintain complete and accurate records of all sales and service of the Products in the Territory;

                  8.1.13 refrain, without Emcore's prior written consent, from seeking customers outside the Territory or from promoting the sale of the Products outside the Territory;

                  8.1.14 refrain from purchasing or soliciting orders for goods which directly compete in any way with the Products; and

                  8.1.15 (1) immediately assign a full time sales manager; (2) within 60 days of the date of this Agreement, appoint an additional sales person to specialize in the distribution of Mode Items, Pegasus Items and E2M Items; and (3) within one year of the date of this Agreement, form a group to specialize in the distribution of Mode Items, Pegasus Items and E2M Items.

         8.2 EQUIPMENT MINIMUM PURCHASE OBLIGATION. With respect to Equipment, Hakuto shall have a minimum purchase obligation during each year of the term of this Agreement

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------


[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.



("Contract Year"). Hakuto will submit to Emcore purchase orders during each of the [*]. For each succeeding Contract Year of the Agreement, Hakuto and Emcore shall mutually agree on a minimum purchase order amount for each such year prior to commencement of such Contract Year. In computing the value of the minimum purchase amount for each Contract Year, there shall be included the value of all Equipment shipped during said Contract Year, the value of orders placed by Hakuto though not shipped by Emcore during the Contract Year, and the value of orders procured by Hakuto but canceled by Hakuto's customer by reason of Emcore's inability to perfect delivery of the Equipment within six (6) months from date of the order. The value of all of the foregoing orders which exceeds the minimum purchase commitment for any Contract Year shall be credited to Hakuto's minimum purchase order commitment for the subsequent Contract Year. "Contract Year" means the twelve (12) month period commencing on the date of this Agreement and each twelve (12) month period thereafter during the term of this Agreement or any renewal term thereafter.

9. OBLIGATIONS OF EMCORE. In addition to and not in limitation of any other obligations of Emcore under this Agreement, Emcore shall, at its own expense, provide Hakuto with periodic reports (but not less often than quarterly) in form and substance satisfactory to Hakuto, setting forth detailed information for such period regarding production costs and margins with respect to the Products and any other information likely to assist Hakuto in evaluating pricing options.

10. TRADEMARK AND PATENT RIGHTS.

         10.1 LICENSE GRANT. Exhibit C attached hereto and made a part hereof identifies all registered, recorded or issued material intellectual property, including registered copyrights and trademarks, issued patents and applications for any of the foregoing, which have been, or, with respect to applications, may be issued to or registered by Emcore in the Territory (which listed items, together with other intellectual property in which Emcore claims a proprietary interest in

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------


the Territory such as, inter alia, know-how and common law trademarks shall hereafter be referred to as "Intellectual Property"). Hakuto is hereby granted a license and privilege to use all of the Intellectual Property, including any improvements, modifications or functional equivalents, during the term of this Agreement in furtherance of the objectives of this Agreement. Hakuto shall not have the right to sublicense (except to Hakuto's subsidiaries and affiliates) the Intellectual Property or otherwise permit its use by third parties without Emcore's prior written consent. If Hakuto is required by law to register its licenses in Japan or, in its sole discretion, determines that registration hereof should be effected in order to protect the rights and interests of Hakuto hereunder, then Emcore shall cooperate with Hakuto to effect the same.

         10.2 HAKUTO COOPERATION. Hakuto shall advise Emcore from time to time of any additional filings, registrations or other actions that may be necessary or desirable for the protection of Emcore's Intellectual Property in the Territory. Upon Emcore's request, Hakuto shall assist Emcore in connection with the issuance or registration of any new Emcore patents, copyrights, trademarks or other Intellectual Property in the Territory.

         10.3 INFRINGEMENT. Hakuto shall at all times respect and protect Emcore's rights of total ownership of the Intellectual Property in the Territory. Hakuto shall promptly notify Emcore of any infringements of such rights of which Hakuto has notice and shall assist Emcore in taking such action against such infringement as Emcore may elect.

         10.4 TERMINATION OF LICENSE. Upon termination of this Agreement for any reason, Hakuto shall promptly relinquish to Emcore any rights to the use of the Intellectual Property and shall thereafter refrain from using the same.

         10.5 INFRINGEMENT INDEMNIFICATION. If Hakuto or its customers are served notice of alleged infringement of any patents, designs, copyrights and/or trademarks arising from the sale or use of any of the Products, Emcore shall, at its own expense and with diligence, defend and hold Hakuto and its customers free and harmless from and against any and all claims, loss, damage, suits, causes of action and/or liability (and against all associated costs and expenses, including, without limitation, reasonable attorneys' fees and costs of litigation) whenever and wherever they

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------



may occur, on account of said alleged infringement; provided, however, that Emcore shall have no obligation to indemnify Hakuto or its customers to the extent the alleged infringement is due solely to: (a) a Product modification by Hakuto or the customer; (b) use of a Product in combination with any other device or thing; or (c) failure to use the Product in accordance with its customary use or in conformity with Emcore's instructions and operating guidelines. If Emcore shall fail or refuse to do so, Hakuto and its customers may take such action as Hakuto or its customer, or jointly, may deem necessary, and all costs, attorneys' fees, losses or damages as may be incurred by Hakuto or its customers shall be the obligation of Emcore to be recovered by Hakuto or its customers by suit or otherwise.

         10.6 QUALITY CONTROL. In connection with any use hereunder by Hakuto of any registered or unregistered trademark owned by Emcore, Emcore shall have the right at all times to: (a) establish and require Hakuto's adherence to quality control standards governing the repair, sale and quality of the Products; and
(b) establish and require Hakuto's adherence to standards governing the manner of display of any Emcore trademark in promotional, technical and informational materials. Emcore shall have the right to request, at reasonable intervals, inspection by Emcore or its designee of Hakuto's operations and of any materials used or created by Hakuto displaying any Emcore trademark, so that Emcore can verify to its satisfaction that the Products, services and display of trademarks conform to the appropriate standard of quality.

11. CONFIDENTIALITY. Each party hereto when receiving information from the other party (in such case, a "Receiving Party") agrees to use its best efforts to hold in strict confidence and not to disclose to others or use, for a period of three years after termination hereof, any technical or business information, manufacturing technique, process, experimental work, trade secret or other confidential matter relating to the business of the party in possession of such information (such party, a "Disclosing Party") or relating to the Products, in the case of Hakuto, or the other party's business ("Confidential Information"), except to the extent necessary to further the objectives of this Agreement. This
SECTION 11 shall not apply to: (1) information known to the Receiving Party prior to disclosure by the Disclosing Party of Confidential Information; (2) Confidential Information which is, or becomes through no fault of the Receiving Party, generally known or available to the public; (3) Confidential Information which is received by the Receiving Party from

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------



third parties who are not bound by confidentiality obligations; (4) Confidential Information which the Disclosing Party discloses to a third party who is not bound by confidentiality obligations, unless such third party is a subsidiary or affiliate of the Disclosing Party; and (5) information independently developed by the Receiving Party. The Receiving Party shall, upon request (and upon termination of this Agreement without request), deliver to the Receiving Party any and all drawings, notes, documents and materials received from the Receiving Party.

12. ASSIGNMENT. Neither party shall assign, transfer or otherwise dispose of this Agreement or any of its rights or obligations hereunder in whole or in part to any individual, firm or corporation without the prior written consent of the other party, and any attempted assignment in violation of this provision shall be null and void.

13.      TERM AND TERMINATION.

         13.1 TERM. This Agreement shall take effect on the effective date set forth on the first page hereof and shall remain in effect for a period of ten
(10) years thereafter unless earlier terminated in accordance with the terms hereof. This Agreement may be terminated by either Party upon the expiration of the ten (10) year period by giving six (6) months' prior written notice to the other party of its intent not to extend the Agreement for further periods. Unless such notice of intent to terminate is given, this Agreement shall continue to remain in effect after the initial ten (10) year period for further consecutive periods of one (1) year each, subject, however, to the right of either party to terminate the Agreement during each such extended one-year period by giving six (6) months' prior written notice to the other party of its intent to terminate.

         13.2 TERMINATION. In addition to the provisions of SECTION 13.1 above, either party may terminate this Agreement as follows:

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------


                  13.2.2 immediately and without prior written notice if proceedings in bankruptcy or insolvency are instituted by or against the other party, a receiver is appointed or any substantial part of the assets of the other party is the subject of attachment, sequestration or other similar proceeding, and such proceeding is not vacated, terminated or stayed within sixty (60) days after its commencement or institution; or

                  13.2.3 immediately upon the occurrence of a default by the other party in the performance of its obligations under this Agreement, which default is not cured within thirty (30) days after receipt by such party of written notice of the default; or

                  13.2.4 immediately if either party is unable to obtain or renew any material permit, license, or other governmental approval necessary to such party's performance under this Agreement.

14. CONSEQUENCES UPON TERMINATION. Upon expiration or termination of this Agreement for any reason:

         14.1 REPURCHASE OF SPARE PARTS. Emcore shall repurchase Hakuto's inventory of new and unused Spare Parts at Emcore's then effective list price for such Spare Parts or Hakuto's cost therefor, whichever is lower. Hakuto shall deliver such Spare Parts, together with the Consignment Inventory, at Emcore's expense, to Emcore at such location, in such manner and at such time as Emcore may direct.

        14.2 RETURN OF MATERIALS. Hakuto shall return to Emcore all proprietary information and all sales and technical literature relating to the Products, and Hakuto shall deliver to Emcore Hakuto's list of all customers and prospective customers for the Products in the Territory, including names, addresses, telephone numbers and contact persons.

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------


[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.



         14.3 NON-COMPETITION; CESSATION OF MARKETING AND USE OF EMCORE NAME. For a period of [*] after the date of termination of this Agreement, Hakuto shall not engage in the marketing, sales or distribution of any products which may be directly competitive with the Products, provided, however, nothing herein shall prohibit Hakuto from liquidating by sale or otherwise any Products remaining in Hakuto's inventory on the date of termination and not repurchased by Emcore. Hakuto shall cease marketing the Products and using Emcore's name and trademarks in the Territory, provided that all orders for Products accepted by Emcore prior to expiration or termination of this Agreement shall be completed in accordance with their terms. Hakuto shall thereafter, for such [*] period, refer to Emcore any and all inquiries, orders, correspondence and the like, whether in written or oral form, pertaining to Products in the Territory.

         14.4 ASSUMPTION OF WARRANTY OBLIGATIONS. Emcore shall assume, commencing immediately upon termination of this Agreement, full responsibility for providing warranty service and post-warranty servicing of the Equipment to all customers theretofore serviced by Hakuto, and Emcore shall hold Hakuto free and harmless from all such obligations.

         14.5 COMMISSIONS. Emcore shall pay to Hakuto a commission as follows:
(1) with respect to Equipment, a commission equal to [*] purchase price of any Equipment sold by Emcore (i.e., orders received and approved by Emcore) or with respect to compensation or fees received by Emcore in connection with technology sharing arrangements in or for use in the Territory within twelve (12) months after expiration or termination of this Agreement; (2) with respect to Mode Items, [*]; (3) with respect to Pegasus Items, [*]; and (4) with respect to E2M Items, [*].

         14.6 LIABILITY FOR TERMINATION. Provided that termination of this Agreement did not result by reason of the breach of or default under this Agreement by either party, and except as

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------


[*]    CONFIDENTIAL INFORMATION OMITTED
       AND FILED SEPARATELY WITH THE
       SECURITIES AND EXCHANGE COMMISSION.
       ASTERICKS DENOTE SUCH OMISSIONS.


provided in SECTION 15, neither party to this Agreement shall claim from the other party any indemnity, reimbursement, compensation or damages for alleged loss of clientele, good will, profits or anticipated sales or on account of expenditures, investments, leases or other commitments arising from the expiration or termination of this Agreement, each party acknowledging that it has made all decisions and investments in full awareness of the possibility of losses or damages arising from the expiration or termination of this Agreement.

15. CHANGE OF CONTROL. If, during the term of this Agreement, a Change of Control occurs, then Emcore shall either: (1) pay [*] to Hakuto; or (2) provide Hakuto with reasonable assurance that the New Control Party will assume the obligations of this Agreement and that the New Control Party will, or will cause Emcore to, manufacture and sell, in the Territory and pursuant to the terms of this Agreement, Mode Items, Pegasus Items and E2M Items at a level satisfactory to Hakuto.

16.      MISCELLANEOUS.

         16.1 NOTICES. All notices and other communications in connection with this Agreement shall be in writing, shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time, by registered or certified mail, telecopy or recognized overnight delivery service, and shall be effective upon receipt:

                  To Emcore:                Emcore Corporation
                                            394 Elizabeth Avenue
                                            Somerset, New Jersey 08873
                                            Attention:  William J. Kroll
                                            Telephone:  908-271-9090
                                            Fax:        908-271-9686

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------


                  To Hakuto:        Hakuto Co. Ltd.
                                    1-13 Shinjuku
                                    1-chome, Shinjuku-ku
                                    Tokyo 160, Japan
                                    Attention:  A. Nakazawa
                                    Telephone:  3-3225-8910
                                    Fax:        3-3225-9007

                  With Copy To:     Masuda, Funai, Eifert & Mitchell, Ltd.
                                    One East Wacker Drive, Suite 3200
                                    Chicago, Illinois  60601-1802
                                    Attention:  Thomas P. McMenamin
                                    Telephone:     312-245-7500
                                    Fax:           312-245-7467

         16.2 NO WAIVER. Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

         16.3 GOVERNING LAW; ARBITRATION. This Agreement is made and shall be construed according to the laws of the State of New Jersey, USA. All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this contract, or the breach thereof, shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement, of September 16, 1952, by which each party hereto is bound. The arbitration proceeding shall be held in Somerset County, New Jersey, if Hakuto seeks arbitration and in Tokyo, Japan, if Emcore institutes such proceeding. Each party shall bear its own costs incurred in such arbitration proceeding.

         16.4 MODIFICATION. This Agreement may be modified, amended or revised only by a written instrument duly executed by the parties hereto.

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------



         16.5 COMPLIANCE WITH LAWS. In the conduct of its business under this Agreement, Hakuto shall comply with the applicable laws, regulations, orders and the like prevailing in the Territory.

         16.6 ENTIRE AGREEMENT. This Agreement, the exhibits and duly executed addenda thereto, all approved purchase orders issued pursuant hereto, shall contain the entire and only agreement between the parties relating to the subject matter hereof, and any representations, terms or conditions relating thereto but not incorporated herein shall not be binding upon either party. This Agreement cancels, voids and supersedes any agreement heretofore entered into between the parties with respect to the subject matter hereof, except as otherwise expressly provided herein.

         16.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provision in any other jurisdiction.

         16.8 SUCCESSORS AND ASSIGNS. Subject to SECTION 12 hereof, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted transferees, successors and assigns.

         16.9 COUNTERPARTS. This Agreement may be executed by duly authorized representatives of the respective parties hereto in any number of counterparts, each of which, when fully executed, shall be deemed an original. This Agreement may be translated into any other language and such translation may be initialed, but only this Agreement in the English language shall be deemed the original. If any conflict exists between the English language and any translation thereof, the English language version shall control.

                                            CONFORMED COPY OF EXECUTION ORIGINAL
                                            ------------------------------------




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      EMCORE CORPORATION


                                      By:      /s/ WILLIAM J. KROLL
                                         ---------------------------------
                                      Name:     William J. Kroll
                                      Title:    Executive Vice President


                                      HAKUTO CO. LTD.


                                      By:      /s/ SHIGEO TAKAYAMA
                                         ---------------------------------
                                      Title:  President & CEO

                                                                     EXHIBIT A


                                           CONFORMED COPY OF EXECUTION ORIGINAL


                               PART 1: EQUIPMENT

Equipment shall mean the following, including all Modifications and Improvements and all functional equivalents thereof:

Explorer              Reactor with glove box (no load lock) and limited options
Discovery 75
Discovery 125
Discovery 180
Enterprise 200
Enterprise 300
Enterprise 400
Advanced Oxide CVD System Standard
Standard accessory Tools for above Systems

                               PART 2: E2M ITEMS

All Epitaxial Wafers and all other products of Emcore's Electronic Materials Division, including all products not yet in existence that are designed, developed, manufactured or sold by Emcore and that are similar or related to the above-listed products.

                               PART 3: MODE ITEMS

All Vertical Cavity Surface Emitting Lasers and all other products of Emcore's MODE Division, including all products not yet in existence that are designed, developed, manufactured or sold by Emcore and that are similar or related to the above-listed products.

                             PART 4: PEGASUS ITEMS

All MR Sensors and all other products of Emcore's Pegasus Division, including all products not yet in existence that are designed, developed, manufactured or sold by Emcore and that are similar or related to the above-listed products.

                                                                      EXHIBIT B


                                           CONFORMED COPY OF EXECUTION ORIGINAL


                                EXPENDABLE ITEMS

                           NOT COVERED UNDER WARRANTY



                1.  Pump Fluids - (krytox, mechanical pump fluid)
                2.  Oil Coalescing Filter Element
                3.  Oil Backstreaming Filter Element
                4.  Oil Recirculation Filter Element
                5.  Graphite Heater Filament
                6.  Loadlock Heater Bulbs
                7.  Copper Gaskets
                8.  Nickel Gaskets
                9.  Viton-rings VCR Filter Gaskets
                10. PD Cell Membrane
                11. Reactor Parts:
                    a. Moly Electrodes
                    b. Moly Standoff Nuts
                    c. Moly Screws
                    d. Vented Screws
                    e. Diffusion Plate Screen
                12. TGA (Activated Carbon)
                13. MDA Tape
                14. MDA Thermal Print Paper
                15. Motor Drive Belt
                16. Needle Valve Belt
                17. Computer Disks
                18. Fuses
                19. Loadlock Operation Fluid
                20. Stainless Steel Filter Medium
                21. Fluorescent Light Bulbs
                22. Clean Air Filters
                23. Miscellaneous Hardware

                                                                      EXHIBIT C


                                           CONFORMED COPY OF EXECUTION ORIGINAL


                             PATENTS AND TRADEMARKS


                                                                      APPLICATION       DATE      REGISTRATION
CATEGORY                        ITEM                    COUNTRY         NUMBER          ISSUED          NO.
--------                        ----                    -------       -----------       ------    ------------
Patents             Modular Gas Handling Apparatus
                    Gas Treatment Apparatus and
                    Method Gas Dispersion Device

--------------------------------------------------------------------------------------------------------------
Trade Mark          Emcore
--------------------------------------------------------------------------------------------------------------
Copyrights
--------------------------------------------------------------------------------------------------------------
Other Intellectual
--------------------------------------------------------------------------------------------------------------
Property Rights
--------------------------------------------------------------------------------------------------------------
Applications
--------------------------------------------------------------------------------------------------------------